                            LAYNE CHRISTENSEN COMPANY


                                    EXHIBIT A


SUBSIDIARY ACQUIRING SECURITIES                              CLASSIFICATION
--------------------------------------------------------------------------------
Fleet National Bank                                               Bank
Fleet Investment Advisors, Inc.                                   Bank